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                                                                                                                           EXHIBIT 5
                                                         HUNTON & WILLIAMS

BRUSSELS, BELGIUM                                 NATIONSBANK PLAZA - SUITE 4100                             RALEIGH, NORTH CAROLINA
FAIRFAX, VIRGINIA                                                                                            RICHMOND, VIRGINIA
KNOXVILLE, TENNESSEE                                600 PEACHTREE STREET, N. E.                              WARSAW, POLAND
NEW YORK, NEW YORK                                                                                           WASHINGTON, D. C.
NORFOLK, VIRGINIA                                   ATLANTA, GEORGIA 30308-2216

                                                     TELEPHONE (404) 888-4000

                                                     FACSIMILE (404) 888-4190




                                                                                                                 FILE:  53674.000207
                                                                                                        DIRECT DIAL:  (404) 888-4031

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                                 April 13, 1995




The Board of Directors
Equifax Inc.
1600 Peachtree Street, NW
Atlanta, Georgia  30309

         Re:     Equifax Inc.
                 Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Equifax Inc., a Georgia corporation (the "Company"), in connection with the filing of a registration statement under the Securities Act of 1933, as amended, with respect to 1,500,000 shares of the Company's Common Stock, $2.50 par value (the "Common Stock"), which will be offered pursuant to the Equifax Inc. 1995 Employees Stock Incentive Plan (the "Plan").

         In rendering this opinion, we have relied upon, among other things, our examination of the Plan and of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. In connection with the filing of such registration statement, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Georgia; and

         2. All of the shares to be registered have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.
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                              HUNTON & WILLIAMS



The Board of Directors of
 Equifax Inc.
April 13, 1995
Page 2


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

                                                   Sincerely yours,

                                                   /s/ Hunton & Williams
                                                   ---------------------
                                                   Hunton & Williams